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                                                                    EXHIBIT 99.5


The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.



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% silent seconds : 6.97%

* CLTV of entire deal incl. silent seconds : 85.72%

* RA expected cumm losses

* IO WA FICO : 644

* IO CLTV incl. silent seconds : 86.34%

* IO Full Docs : 67.02%

* IO WA 1st periodic cap : 2.98% (non-zero weighted average)

* WA DTI of entire deal incl. silent seconds : 42.10%